Five Below, Inc.
1818 Market Street, Suite 1900
Philadelphia, PA 19103

July 20, 2015

Personal and Confidential

VIA HAND DELIVERY

Joel D. Anderson

Re: Second Amendment to Employment Terms

Dear Joel:

Reference is hereby made to the employment letter agreement dated as of June 8, 2014, as amended (the “Employment Agreement”) by and between Five Below, Inc. (the “Company”) and Joel D. Anderson (“you”).
Pursuant to its terms, the Employment Agreement may not be amended or revised except by a writing signed by both you and the Company. Accordingly, each of the Company and you desire to enter into this letter amendment (this “Second Amendment”) in order to modify and amend the Employment Agreement as follows:
(1)    Effective June 18, 2015, the second paragraph under the heading entitled “RETENTION GRANT” in the Employment Agreement is hereby amended and restated to delete the following words “and the PSUs in the Retention Grant will be eligible to vest in equal parts on February 3, 2018 and February 2, 2019, based on the level of the Company’s performance achieved in fiscal years 2017 and 2018 against earnings growth measures established by the Compensation Committee not later than the first anniversary of the grant date” and to replace such words in their entirety with the following to read as follows:
“and the PSUs in the Retention Grant will be eligible to vest on February 3, 2018 and February 2, 2019, based on the attainment of the applicable performance goals as set forth below:

	Threshold	Target
2017 Performance Goal	Attainment of 2017 Performance Goal at Threshold Level	Attainment of 2017 Performance Goal at Target Level
Number of PSUs that vest upon attainment of 2017 Performance Goal	25% of the PSUs in the Retention Grant	50% of the PSUs in the Retention Grant
2018 Performance Goal	Attainment of 2018 Performance Goal at Threshold Level	Attainment of 2018 Performance Goal at Target Level
Number of PSUs that vest upon attainment of 2018 Performance Goal	25% of the PSUs in the Retention Grant	50% of the PSUs in the Retention Grant

The terms “2017 Performance Goal,” “2018 Performance Goal,” “Threshold Level,” and “Target Level” will be as defined in your PSU Award Agreement (the “Award Agreement”) and the PSUs will be subject to the other applicable terms of the Award Agreement.”

All terms of the Employment Agreement, except as expressly modified by this Second Amendment, are hereby acknowledged and ratified.

If you are in agreement with the terms of this Second Amendment, please execute and return a fully executed copy of this Second Amendment to me.

Sincerely,

FIVE BELOW, INC.

/s/ Kenneth R. Bull
By:     Kenneth R. Bull
Title: Chief Financial Officer

Agreed on this 20th day of July, 2015:

/s/ Joel D. Anderson
Joel D. Anderson